UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Boulevard., St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Senior Notes Offering

On February 10, 2021, Centene Corporation (the “Company”) issued a press release announcing the offering of $2,200,000,000 aggregate principal amount of senior notes due 2031 (the “Notes”) to be issued by the Company (the “Offering”). The Company intends to use the net proceeds of the Offering, together with cash on hand, to fund the purchase price for the Company’s 4.75% Senior Notes due 2025 (the “4.75% Notes”) accepted for purchase in the Tender Offer and to redeem any 4.75% Notes that remain outstanding following the Tender Offer pursuant to the Redemption, including all premiums, accrued interest and expenses related to the Tender Offer and the Redemption. Pending the application of any of the net proceeds of the Offering for the foregoing purposes, net proceeds may be temporarily used for general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tender Offer

On February 10, 2021, the Company announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash, subject to certain conditions, any and all of the $2,200,000,000 outstanding aggregate principal amount of 4.75% Notes. The Tender Offer is being made exclusively pursuant to an offer to purchase dated February 10, 2021 and related letter of transmittal and notice of guaranteed delivery, which set forth the terms and conditions of the Tender Offer, including a condition pursuant to which the Company will not be required to accept for purchase any 4.75% Notes that are tendered in the Tender Offer, unless the Offering is consummated.

A copy of the press release, which summarizes the basic terms of the Company’s offer to purchase, is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Redemption

On February 10, 2021, the Company caused to be delivered to the holders of the 4.75% Notes a notice of conditional redemption to redeem any remaining 4.75% Notes (the “Redemption”) not validly tendered and accepted for purchase pursuant to the Tender Offer, in accordance with the terms of the Indentures (as defined below) governing the 4.75% Notes, on March 12, 2021 (the “Redemption Date”), subject to the satisfaction or waiver by the Company of the Condition (as defined below).

The 4.75% Notes were issued under the indenture, dated as of November 9, 2016 (the “Original 2025 Indenture”), by and between the Company and the Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”) and the indenture, dated as of December 6, 2019 (the “New 2025 Indenture” and, together with the Original 2025 Indenture, the “Indentures” and each, an “Indenture”) by and between the Company and the Trustee. The redemption price for the 4.75% Notes will be equal to $1,023.75, per $1,000 aggregate principal amount of the 4.75% Notes, plus accrued and unpaid interest, if any, to the Redemption Date (the “Redemption Price”).

The Company’s obligations to pay the Redemption Price on the Redemption Date are conditioned upon the closing, on or prior to the Redemption Date, of the Offering in an aggregate principal amount of at least $2.2 billion, which is expected to be February 17, 2021, subject to certain closing conditions (the “Condition”).

Risk Factors

The preliminary prospectus supplement for the Offering includes risk factors. The risk factors disclosures are attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number.	Description
99.1	Press release, dated February 10, 2021, relating to the senior notes offering
99.2	Press release, dated February 10, 2021, relating to the tender offer
99.3	Risk Factors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION
Date: February 10, 2021	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke
Executive Vice President and Chief Financial Officer